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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (registration statement number No. 333-34023) of Minera Andes Inc., of our report dated March 6, 2002 relating to the consolidated financial statements of Minera Andes Inc., which appear in this Form 10-KSB.

/s/ BDO Dunwoody LLP
Chartered Accountants

Vancouver CANADA
March 22, 2002